Exhibit 10.6.2

PAVmed Inc.

One Grand Central Place

Suite 4600

New York, NY 10165

December 27, 2018

To the parties listed in Paragraph 3

Re: Notice of Prepayment

Dear Sirs and Mesdames:

Reference is made to the 15% Senior Secured Note due 2019, dated as of June 30, 2017 (the “Note”), by and among PAVmed Inc. (the “Company”), the subsidiaries of the Company party thereto, and Scopia Holdings LLC (the “Noteholder”). Capitalized terms used but not defined herein have the meaning ascribed thereto in the Note.

1	This letter (the “Letter Agreement”) is to confirm that it is the intention of the Company to satisfy in full all of its Obligations owing to the Noteholder outstanding under the Note on December 27, 2018 (the “Payoff Date”). Such Obligations shall be satisfied by (a) the Borrower making a payment of $5,000,000 (the “Principal Payoff Amount”) to the Noteholder by wire transfer of immediately available funds, and (b) pursuant to the Noteholder’s instruction to the Borrower hereby made, the Borrower issuing 600,000 privately placed unregistered shares of its Common Stock (to be legended as set forth on Annex I hereto) to the Noteholder and to its syndicatees (as listed in paragraph 3 below, the “Syndicatees”) as consideration for all remaining accrued and unpaid interest outstanding under the Note as of the Payoff Date (the “Interest Payoff Amount” and, together with the Principal Payoff Amount, the “Final Payoff Amount”).

2	In connection with the repayment, the Noteholder hereby acknowledges and agrees that, effective upon its receipt of each of (a) an original or facsimile transmission of this Letter Agreement, duly countersigned by Company; (b) the Principal Payoff Amount in immediately available funds by 5:00 p.m. (New York time) on the Payoff Date; and (c) a copy of the irrevocable instructions to its transfer agent (the “Irrevocable Instructions”) to issue certificates for an aggregate 600,000 shares of Common Stock of the Company (the “Interest Payoff Amount Shares”) registered in the names of the Syndicatees (to be delivered to their addresses as set forth in the separate letter from the Noteholder and the Syndicatees previously delivered to the Company), in satisfaction of the Interest Payoff Amount, then, automatically upon such event:

(i)	The Noteholder and each Syndicatee shall automatically be deemed to hereby have irrevocably waived any right to receive any further amounts with respect to any portion of the Obligations;

(ii)	All of the outstanding debts, liabilities, and obligations owing by the Company to the Noteholder or any Syndicatee under the Note, the Note and Securities Purchase Agreement, the Note and Guaranty Security Agreement, the Patent Security Agreement and the Guaranty (collectively, the “Note Agreements”), shall be satisfied in full and the Company and each Guarantor shall be released from all liability therefor; provided that if all or any portion of the Final Payoff Amount shall be recovered from, or repaid by, such Noteholder or Syndicatee, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against the Company, then the liability of the Company shall be automatically reinstated to the extent of the amount so recovered from or repaid by such Noteholder or Syndicatee;

(iii)	The Note Agreements shall automatically terminate effective as of such date and all obligations of the Company, each Guarantor and any other obligor under the Note Agreements shall terminate (other than any such obligations under any provision in any Note Agreement which by its terms survives the termination of such Note Agreement);

(iv)	All liens, security interests, mortgages, and other encumbrances (collectively, the “Security Interests”) of any kind, nature, or description, whenever and however arising in favor of the Noteholder under the Note Agreements on any of the assets and property, real or personal, tangible or intangible, of the Company and the Guarantors (collectively, the “Security Interests”) shall thereupon be released and terminated; and

(v)	The Noteholder shall (A) promptly deliver to Company any Notes, marked “Paid in Full” or “Cancelled”, together with all certificated Collateral that the Company has delivered to the Noteholder and all other instruments and other property of Company that are in the Noteholder’s possession, and (B) execute and deliver to the Company such releases, reconveyances, and other appropriate documentation reasonably requested by the Company to effectuate the agreement in paragraph (iii) above with respect to the Security Interests. Noteholder hereby authorizes Company to prepare and file any UCC termination statements and to file any other documentation executed by Noteholder under the preceding clause (B), in each case as necessary to effectuate the termination of any Security Interests. Noteholder also hereby confirms that it has not taken any action to foreclose on or dispose of any of the Collateral, or to create any liens upon any of the Collateral that are not provided to be released by this Letter Agreement.

3	By their execution at the end hereof, the Noteholder hereby makes to the Company, and the Syndicatees hereby make to the Noteholder and the Company, the representations and warranties that are set forth in Annex II hereto. The Noteholder hereby transfers and assigns its right to the Interest Payoff Amount Shares to its Syndicatees. The allocation of such assigned Interest Payoff Amount Shares is as set forth below:

Name	Number of shares
MATTHEW SIROVICH	272,400
THE BOOMER FUND, L.P.	60,000
JEREMY MINDICH	120,000
DAVID BROSER	120,000
RICHARD & CAROL HOCHMAN	9,000
2003 HOCHMAN FAMILY LLC	6,000
HOCHMAN FAMILY PARTNERSHIP	6,000
CAROL HOCHMAN	3,000
NATHANIEL HOCHMAN	1,800
JASON HOCHMAN	1,800
600,000

4	The Syndicatees hereby acknowledge their shares will bear the legend as set forth on Annex I.

5	The Principal Payoff Amount shall be made by wire transfer in immediately available funds to the account of the Noteholder previously provided by it to the Company. Payments received after 5:00 p.m. (New York time) shall be deemed to be received on the following business day.

6	The Interest Payoff Amount shall be made by delivery to the Noteholder and each Syndicatee of a copy of the Irrevocable Instructions.

7	The parties acknowledge that, in connection herewith, the Company will issue and sell certain securities (the “Ayrton Securities”) to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, and in connection therewith, the Company is obligated to file with the SEC an initial registration statement (the “Registration Statement”) covering the resale of certain of the Ayrton Securities. The Company shall cause the Registration Statement to cover the resale of the Interest Payoff Amount Shares to the same extent the Ayrton Securities are so covered. After the effectiveness of the Registration Statement, the Company shall notify the Noteholder and Syndicatees if, and as to such periods, as the Registration Statement may not be used for resales.

8	Each party covenants and agrees to promptly execute and deliver any additional documents and instruments and perform any additional acts that any party determines may be reasonably necessary or desirable to effectuate the transactions contemplated hereby.

9	By executing this Letter Agreement, the Company hereby indicates its agreement to all of the foregoing. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York without application of principles of conflicts of law.

Very truly yours,

PAVMED INC.

By:	/s/ Lishan Aklog
Name:	Lishan Aklog, M.D.
Title:	Chief Executive Officer

Accepted and Agreed to:

SCOPIA HOLDINGS LLC

By:	/s/ Aaron Morse
Name:	Aaron Morse
Title:	Authorized Signatory

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SYNDICATEES:

By:	/s/ Matthew Sirovich
Name:	Matthew Sirovich

By:	/s/ Jeremy Mindich
Name:	Jeremy Mindich

By:	/s/ David Broser
Name:	David Broser

By:	/s/ Richard Hochman
Richard & Carol Hochman
Name:	Richard Hochman

By:	/s/ Carol Hochman
Richard & Carol Hochman
Name:	Carol Hochman

By:	/s/ Carol Hochman
Name:	Carol Hochman

By:	/s/ Nathaniel Hochman
Name:	Nathaniel Hochman

By:	/s/ Jason Hochman
Name:	Jason Hochman

THE BOOMER FUND, L.P.

By:	/s/ Matthew Sirovich
Name:	Matthew Sirovich
Title:	General Partner

2003 HOCHMAN FAMILY LLC

By:	/s/ Richard H. Hochman
Name:	Richard H. Hochman
Title:	Member

HOCHMAN FAMILY PARTNERSHIP

By:	/s/ Richard H. Hochman
Name:	Richard H. Hochman
Title:	G.P.

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ANNEX I

Legend

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

ANNEX II

Representations and Warranties of the Noteholder and the Syndicatees

(a) Organization; Authority. The Noteholder and each Syndicatee is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Letter Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Letter Agreement and performance by the Noteholder and each Syndicatee of the transactions contemplated by this Letter Agreement has been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Noteholder and each Syndicatee. This Letter Agreement has been duly executed by the Noteholder and each Syndicatee, and when delivered by the Noteholder and each Syndicatee in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Noteholder and each Syndicatee, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Noteholder and each Syndicatee understands that the Interest Payoff Amount Shares are “restricted securities” and have not been registered under the Securities Act of 1933 (the “Securities Act”) or any applicable state securities law and is acquiring the Interest Payoff Amount Shares as principal for its own account and not with a view to or for distributing or reselling such Interest Payoff Amount Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Interest Payoff Amount Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Interest Payoff Amount Shares in violation of the Securities Act or any applicable state securities law. The Noteholder and each Syndicatee is acquiring the Interest Payoff Amount Shares hereunder in the ordinary course of its business.

(c) Noteholder and Syndicatee Status. At the time the Noteholder was offered the Interest Payoff Amount Shares, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, and at the time the Syndicatee was offered the Interest Payoff Amount Shares by assignment from the Noteholder, the Syndicatee was, and at the date hereof is, an “accredited investor” as defined in Rule 501(a) of the Securities Act.

(d) Experience of the Noteholder and each Syndicatee. The Noteholder and each Syndicatee, either alone or together with its respective representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Interest Payoff Amount Shares, and has so evaluated the merits and risks of such investment. The Noteholder and each Syndicatee is able to bear the economic risk of an investment in the Interest Payoff Amount Shares and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Noteholder and each Syndicatee is not, to the Noteholder and each Syndicatee’s knowledge, acquiring the Interest Payoff Amount Shares as a result of any advertisement, article, notice or other communication regarding the Interest Payoff Amount Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Noteholder and each Syndicatee acknowledges and agrees that it had a pre-existing relationship with the Company prior to the date hereof.

(f) Access to Information. The Noteholder and each Syndicatee acknowledges that it has had the opportunity to review this Letter Agreement (including all annexes thereto) and the SEC Reports (as defined in the Note Agreements) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Interest Payoff Amount Shares and the merits and risks of investing in the Interest Payoff Amount Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) Certain Transactions; Confidentiality. Other than to other parties to this Letter Agreement or to the Noteholder’s and each Syndicatee’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, the Noteholder and each Syndicatee has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Noteholder and each Syndicatee acknowledges that, as a result of certain confidential information disclosed to it, the Noteholder and each Syndicatee may be subject to restrictions on its ability to trade in the Company’s securities prior to public announcement of such information.